Exhibit 77Q1(d):  Exhibits; Copies of All Constituent Documents Defining the
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Rights of the Holders of Any New Class of Securities and of Any Amendments to
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Constituent Instruments Referred to in Answer to Sub-Item 77I
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The following document is incorporated by reference:

Amended and Restated Rule 18f-3 Multi-Class Plan of the registrant dated May 19, 2010 is incorporated by reference to Exhibit (n) to Post-Effective Amendment No. 34 to the Registration Statement of the registrant filed on June 1, 2010 (accession number 0000932381-10-000027).